SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 29, 2005

Date of Report (date of earliest event reported)

ALTIRIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49793	87-0616516
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

588 West 400 South

Lindon, Utah 84042

(Address of principal executive offices)

(801) 805-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 29, 2005, Altiris, Inc., a Delaware corporation (the “Registrant”) completed the acquisition of all of the outstanding capital stock of Pedestal Software, Inc. (“Pedestal”) pursuant to an Agreement and Plan of Merger dated as of March 23, 2005 (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, (1) the Registrant paid to the stockholders of Pedestal and the holders of vested options to purchase common stock of Pedestal, in exchange for their shares of stock and vested options, respectively, approximately $67.7 million in the aggregate from the existing cash reserves of the Registrant; and (2) the Registrant assumed the Pedestal 2002 Stock Option and Incentive Plan and all outstanding unvested options to purchase common stock of Pedestal for an estimated value of $6.3 million. A portion of the consideration to be paid to Pedestal stockholders has been placed in escrow to satisfy certain indemnification obligations pursuant to the Merger Agreement. The Registrant also incurred direct merger costs of $2.8 million.

The foregoing description of the transaction and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed as an exhibit to the Registrant’s Current Report on Form 8-K dated March 23, 2005.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following financial statements of Pedestal Software, Inc. are filed as part of this report in a separate section of this Form 8-K/A beginning on page F-1.

Independent Auditors’ Report

Consolidated Balance Sheet as of December 31, 2004

Consolidated Statement of Operations for the year ended December 31, 2004

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the year ended December 31, 2004

Consolidated Statement of Cash Flows for the year ended December 31, 2004

Notes to Consolidated Financial Statements for the year ended December 31, 2004

(b)	Pro Forma Financial Information.

The following unaudited pro forma combined condensed consolidated financial statements relating to the Registrant and giving effect to the acquisition of Pedestal Software, Inc. are filed as part of this report in a separate section of this Form 8-K/A beginning on page PF-1.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of December 31, 2004

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 2004

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Title
2.2*	Agreement and Plan of Merger, dated March 23, 2005, by and among the Registrant, Augusta Acquisition Corporation, Pedestal Software, Inc. and the stockholder representative.

23.1	Independent Auditors’ Consent.

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Current Report on Form 8-K (No. 000-49793) dated March 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2005

ALTIRIS, INC.

/s/ Gregory S. Butterfield
Gregory S. Butterfield
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
2.2*	Agreement and Plan of Merger, dated March 23, 2005, by and among the Registrant, Augusta Acquisition Corporation, Pedestal Software, Inc. and the stockholder representative.

23.1	Independent Auditors’ Consent.

*	Incorporated by reference to the exhibit of the corresponding number filed with the Registrant’s Current Report on Form 8-K (No. 000-49793) dated March 23, 2005.

PEDESTAL SOFTWARE, INC.

Independent Auditors’ Report

The Board of Directors

Pedestal Software, Inc.:

We have audited the accompanying consolidated balance sheet of Pedestal Software, Inc. (the Company) as of December 31, 2004, and the related consolidated statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in note 11 to the consolidated financial statements, the Company entered into an agreement to be acquired by Altiris, Inc. on March 23, 2005. These consolidated financial statements do not reflect the impact of this transaction.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pedestal Software, Inc. as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Boston, Massachusetts

March 23, 2005

PEDESTAL SOFTWARE, INC.

Consolidated Balance Sheet

December 31, 2004

Assets	2004
Current assets:
Cash and cash equivalents	$4,808,377
Accounts receivable, net of allowance for doubtful accounts of $8,838 in 2004 (notes 2(d) and 2(l))	2,016,113
Prepaid expenses and other current assets	141,967

Total current assets	6,966,457
Property and equipment, net (note 3)	355,497
Other assets (note 2(c))	210,140

Total assets	$7,532,094

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$292,272
Accrued expenses	182,448
Accrued employee expenses (note 4)	920,546
Deferred revenue (note 2(b))	1,608,960

Total current liabilities	3,004,226
Other liabilities	30,632

Total liabilities	3,034,858

Redeemable convertible preferred stock. Authorized 20,185,000 shares (note 8):
Series A redeemable convertible preferred stock, par value $0.01 per share. Authorized, issued and outstanding 5,280,000 shares at December 31, 2004. Liquidation preference of $6,317,533 at December 31, 2004	6,217,556
Series B redeemable convertible preferred stock, par value $0.01 per share. Authorized, issued and outstanding 4,812,500 shares at December 31, 2004. Liquidation preference of $7,479,370 at December 31, 2004	7,424,391

Total redeemable convertible preferred stock	13,641,947

Commitments (note 5)
Stockholders’ deficit (note 9):
Common stock, par value $0.0001 per share. Authorized 19,907,500 shares; issued and outstanding 4,670,311 shares at December 31, 2004	468
Accumulated other comprehensive loss	(5,994)
Additional paid-in capital	215,584
Deferred compensation	(1,052,073)
Accumulated deficit	(8,302,696)

Total stockholders’ deficit	(9,144,711)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$7,532,094

See accompanying notes to consolidated financial statements.

PEDESTAL SOFTWARE, INC.

Consolidated Statement of Operations

Year ended December 31, 2004

2004
Total revenues	$5,158,175
Cost of revenues	331,441

Gross profit	4,826,734

Operating expenses:
Research and development expenses	2,228,736
Selling, general, and administrative expenses (note 3)	6,374,334

Total operating expenses	8,603,070

Loss from operations	(3,776,336)
Interest income, net	47,598

Loss before income taxes	(3,728,738)
Income tax expense (note 6)	(5,000)

Net loss	$(3,733,738)

See accompanying notes to consolidated financial statements.

PEDESTAL SOFTWARE, INC.

Consolidated Statement of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Year ended December 31, 2004

	Redeemable Convertible Preferred Stock				Stockholders’ Deficit
	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Common stock		Additional paid-in capital	Deferred compensation	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ deficit	Comprehensive loss
	Shares	Amount	Shares	Amount	Shares	Par value
Balance at December 31, 2003	5,280,000	5,711,321	—	—	4,495,000	450	—	—	—	(4,568,958)	(4,568,508)	—
Exercise of stock options	—	—	—	—	175,311	18	17,513	—	—	—	17,531	—
Compensation costs	—	—	—	—	—	—	1,191,794	(1,191,794)	—	—	—
Amortization of compensation costs	—	—	—	—	—	—	—	139,721	—	—	139,721	—
Accretion to redemption value of Series A redeemable convertible preferred stock	—	506,235	—	—	—	—	(506,235)	—	—	—	(506,235)	—
Series B redeemable convertible preferred stock, net of $63,097 of issue costs (note 8)	—	—	4,812,500	6,936,903	—	—	—	—	—	—	—	—
Accretion to redemption value of Series B redeemable convertible preferred stock	—	—	—	487,488	—	—	(487,488)	—	—	—	(487,488)	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(5,994)	—	(5,994)	(5,994)
Net loss	—	—	—	—	—	—	—	—	—	(3,733,738)	(3,733,738)	(3,733,738)

Balance at December 31, 2004	5,280,000	$6,217,556	4,812,500	$7,424,391	4,670,311	$468	$215,584	(1,052,073)	$(5,994)	$(8,302,696)	$(9,144,711)	$(3,739,732)

See accompanying notes to consolidated financial statements.

PEDESTAL SOFTWARE, INC.

Consolidated Statement of Cash Flows

Year ended December 31, 2004

2004
Cash flows from operating activities:
Net loss	$(3,733,738)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	129,336
Amortization of deferred compensation	139,721
Loss on disposal of equipment	18,255
Changes in operating assets and liabilities:
Accounts receivable, net	(1,140,581)
Prepaid expenses and other current assets	(40,113)
Other assets	(71,731)
Accounts payable	181,710
Other accrued expenses	331,977
Deferred revenue	1,137,615
Other long-term liabilities	30,632

Net cash used in operating activities	(3,016,917)

Cash flows from investing activity:
Purchases of property and equipment, net	(280,200)
Increase in restricted cash	(129,675)

Net cash used in investing activity	(409,875)

Cash flows from financing activities:
Proceeds from issuance of common stock	17,531
Net proceeds from issuance of preferred stock	6,936,903

Net cash provided by financing activities	6,954,434

Effect of exchange rate changes on cash	(5,994)

Net increase in cash and cash equivalents	3,521,648
Cash and cash equivalents, beginning of year	1,286,729

Cash and cash equivalents, end of year	$4,808,377

Supplemental disclosure of noncash financing activity:
Accretion of Series A redeemable convertible preferred stock	$506,235
Accretion of Series B redeemable convertible preferred stock	487,488

See accompanying notes to consolidated financial statements.

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

(1)	Nature of Business and Basis of Presentation

Pedestal Software, Inc. (the Company) develops, markets and supports security software applications for organizations operating across a broad range of industries worldwide. The Company began operations on June 1, 1998 as a Limited Liability Company (LLC). The Company incorporated in the State of Delaware on February 20, 2001 and completed its conversion to a C Corporation on April 16, 2001.

On November 8, 2003, the Company incorporated a wholly owned subsidiary, Pedestal Software International, Inc., in the State of Delaware. The Company registered a sales branch of that subsidiary in the United Kingdom on December 4, 2003.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America. All intercompany transactions and balances have been eliminated in consolidation.

(b)	Revenue Recognition

The Company recognizes revenue relating to its bundled software arrangements in accordance with Statement of Position 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. Under the residual method, revenue is recognized in a multiple element arrangement in which vendor-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement. Vendor-specific objective evidence of fair value of maintenance and/or services is based on the Company’s customary pricing for such maintenance and/or services when sold separately. At the outset of the arrangement with the customer, the Company defers revenue for the fair value of its undelivered elements (e.g., maintenance, consulting, and training) and recognizes revenue for the remainder of the arrangement fee attributable to the elements initially delivered in the arrangement (i.e., software product or license) when the basic revenue recognition criteria in SOP 97-2 have been met.

The Company has determined that for bundled software arrangements which include consulting services, the software element does not require significant production, modification or customization of the software.

Software license revenues are recognized when: (i) there is evidence of an arrangement, (ii) delivery has occurred, (iii) the license fee is fixed or determinable, and (iv) collectability is probable (the basic revenue recognition criteria in SOP 97-2).

F-7	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

The Company recognizes post-contract support maintenance ratably over the contractual period and consulting services as earned.

Accounts receivable represent amounts due from customers for which revenue previously has been recognized. Deferred revenues represents amounts received from customers in advance of revenue being recognized. Deferred revenue consists primarily of post-contract support revenues (maintenance) that are to be recognized in future periods.

(c)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of less than three months to be cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value.

At December 31, 2004, the Company had approximately $130,000 invested in a certificate of deposit as collateral for a letter of credit issued to a lessor in connection with a facility lease agreement. This restricted cash amount is included in other long-term assets.

(d)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on specific accounts review and historical write-off experience. The Company reviews its allowance for doubtful accounts monthly. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.

(e)	Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from two to five years. Leasehold improvements are amortized using the straight-line method over the shorter of their respective lease term or the estimated useful life of the asset. Expenditures for repairs and maintenance, which do not extend the useful life of an asset, are expensed as incurred.

(f)	Research and Development and Software Development Costs

Research and development costs of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been obtained. After technological feasibility is established and until the products are available for sale, software development costs incurred would be capitalized and amortized over the life of the product. For the year ended December 31, 2004, the Company believes that the cost incurred after establishment of technological feasibility and prior to commercial release was immaterial.

(g)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-8	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

(h)	Use of Estimates

The preparation of these consolidated financial statements requires that the Company make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. Significant items subject to such estimates and assumptions include valuation allowances for accounts receivable and deferred income tax assets. On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, provision for doubtful accounts, property and equipment, income taxes, and contingencies and litigation, among others. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from the estimates made by management with respect to these items and other items that require management’s estimates.

(i)	Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company’s stock and the amount an employee must pay to acquire the stock.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of FASB 123 to stock-based compensation for the year ended December 31, 2004:

Net loss, as reported	$(3,733,738)
Add stock-based compensation expense included in net loss	139,721
Less stock-based employee compensation cost, that would have been included in the determination of net loss under a fair value based method	(164,494)

Pro forma net loss	$(3,758,511)

Under SFAS No. 123, the fair value of each option grant using the minimum-value method model is estimated on the grant date using the following weighted average assumptions for the year ended December 31, 2004:

Expected lives in years	5 years
Risk-free interest rates	3.66%
Dividend yield	—
Volatility	—

The weighted average fair value of options granted during 2004 was approximately $1.53.

F-9	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

(j)	Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the related fair value. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate net undiscounted and discounted future cash flows.

(k)	Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock is initially recorded at its fair value on the date of issue. Subsequent accretion adjustments to the security’s redemption value are made when redemption is probable.

The Company classifies redeemable preferred stock in accordance with EITF Topic D-98, Classification and Measurement of Redeemable Convertible Securities. Redeemable convertible preferred stock with redemption features that are not solely within the control of the Company are classified outside of stockholders’ deficit without regard to probability.

(l)	Financial Instruments and Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, and accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company maintains allowances for potential credit losses and such losses have been within management’s expectations.

The fair market values of cash and cash equivalents and accounts receivable at December 31, 2004 approximated their carrying amounts.

The following table summarizes receivables from major customers (accounts receivable by customer in excess of 10% of total accounts receivable) at December 31, 2004:

Customer A	49.3%
Customer B	14.1
Customer C	11.5

(m)	Foreign Currency Translation

Financial statements for the operating subsidiary outside the United States is measured using the local currency as the functional currency. Adjustments from translating these financial statements into U.S. dollars are accumulated in the equity section of the consolidated balance sheet under the caption, Accumulated Other Comprehensive Loss.

(n)	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (R), Shared Base Payment: an amendment of FASB Statements No. 123 and 95. This

F-10	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

pronouncement requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees, but expresses no preference for a type of valuation model. The Statement is effective for annual periods beginning after December 15, 2005. The Company is required to adopt the new Statement on a prospective basis; therefore, only awards granted after the adoption of FASB Statement 123 (R) will be reflected in the Company’s income statements. The Statement did not impact the Company’s financial position or results of operations as of December 31, 2004; however, the Company’s financial position and results of operations will be impacted in annual periods beginning after December 15, 2005.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer of financial instruments classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception, variations in something other than the fair value of the issuer’s equity shares or variations inversely related to changes in the fair value of the issuer’s equity shares. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on our consolidated financial position or results of operations for the year ended December 31, 2004.

(3)	Property and Equipment

Property and equipment consisted of the following at December 31, 2004:

Computer equipment and software	$316,210
Furniture and fixtures	167,243
Leasehold improvements	73,962

557,415
Less accumulated depreciation and amortization	(201,918)

Property and equipment, net	$355,497

The Company recorded a loss on disposal of property and equipment of $18,255 which was included as a component of selling, general and administrative expenses during the year ended December 31, 2004.

(4)	Accrued Employee Expenses

Accrued employee expenses consisted of the following at December 31, 2004:

Accrued compensation and benefits	$531,328
Accrued commissions	389,218

$920,546

F-11	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

(5)	Commitments and Contingencies

The Company leases its office space under operating lease, which expire at various dates through January 2008.

Future minimum rental payments under noncancelable operating leases are as follows as of December 31, 2004:

2005	$249,972
2006	270,671
2007	283,021
2008	23,671

Total obligations	$827,335

Total rent expense for the year ended December 31, 2004 was $157,206.

The Company enters into standard indemnification agreements with its business partners or customers in ordinary course of business. Pursuant to these agreements, it agrees to repair or replace the product, pay royalties for a right to use, or reimburse the indemnified party for actual damages awarded by a court against the indemnified party for a intellectual property infringement claim by a third party with respect to its products. The term of these agreements is generally perpetual. The maximum potential amount of future payments the company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, it has no liabilities recorded for these agreements as of December 31, 2004.

The Company enters into standard indemnification agreements with its customers, whereby it indemnifies them for certain damages, such as personal property damage, which may be caused in connection with consulting services performed at a customer location by its employees or subcontractors. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, it has no liabilities recorded for these agreements as of December 31, 2004.

The Company generally warrants for ninety days from delivery to a customer that its software products will perform free from material errors, which prevent performance in accordance with user documentation. Additionally, the Company warrants that its consulting services will be performed consistent with generally accepted industry standards. The company has never incurred significant expense under its product or service warranties. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, it has no liabilities recorded for these agreements as of December 31, 2004.

F-12	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

(6)	Income Taxes

The Company recorded $5,000 of foreign tax expense related to its U.K. branch for the year ended December 31, 2004. The actual expense differs from the “expected” tax expense (benefit) (computed by applying the statutory U.S. Federal corporate tax rate of 34% to income before income tax expense) as follows:

2004
Computed “expected” tax benefit	$(1,267,771)
Permanent items	33,332
Change in Federal valuation allowance	1,234,439
Foreign tax on branch income	5,000

Total tax expense on income on continuing operations	$5,000

Deferred income tax assets and liabilities result from temporary differences in the recognition of income and expense for tax and financial reporting purposes. The sources and tax effects of these temporary differences are presented below:

2004
Deferred tax assets:
Net operating loss carryforwards	$2,749,186
Deferred revenue	547,800
Deferred rent	13,428
Deferred compensation	61,248
Allowance for doubtful accounts	3,874
Accrued vacation	41,415

Deferred tax assets	3,416,951
Less valuation allowance	(3,345,686)

Net deferred tax assets	71,265

Deferred tax liabilities:
Prepaid expenses	(67,638)
Depreciation	(3,627)

Deferred tax liabilities	(71,265)

Net deferred tax assets	$—

Management has concluded that it is more likely than not that the Company will not have sufficient taxable income of an appropriate character within the carryback and carryforward period permitted by current tax law to allow for the utilization of certain of the deductible amounts generating the deferred tax assets and, therefore, a full valuation allowance has been established to offset the net deferred tax assets at December 31, 2004. The valuation allowance increased by $1,599,111 for the year ended December 31, 2004.

F-13	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

As of December 31, 2004, the Company has net operating loss carryforwards for federal and state tax purposes of approximately $6,344,000. The federal net operating loss carryforwards will expire from 2021 through 2024 and state net operating loss carryforwards will expire from 2004 through 2024. The Company’s ability to utilize its net operating loss carryforwards may be limited due to changes in ownership of the Company as defined in Internal Revenue Code Section 382. Generally, an ownership change occurs when the ownership percentages of 5% or greater stockholders changes by more than 50% over a three-year period.

(7)	Employee Benefit Plans

During 2004, the Company adopted an employee benefit plan under Section 401(k) of the Internal Revenue Code (the 401(k) Plan). The 401(k) Plan allows employees to make pretax contributions up to the maximum allowable amount set by the Internal Revenue Service. Under the 401(k) Plan, the Company may match a portion of the employee contribution up to a defined maximum and provide profit sharing to employees at its discretion. The Company made no contributions to the 401(k) Plan for the year ended December 31, 2004.

(8)	Redeemable Convertible Preferred Stock

Series A Redeemable Preferred Stock

On October 8, 2002, the Company issued 5,280,000 shares of Series A Redeemable Convertible Preferred Stock (Series A) with a par value of $0.01 per share in exchange for proceeds of $5,145,824, net of issuance costs of $134,176.

Conversion

Series A is convertible into common stock at anytime at the option of the holder. The conversion price for each share of Series A is the original issuance price, adjustable for certain dilutive events, as defined in the agreement. Series A shareholders are entitled to certain conversion rights resulting from specific contingent events, as defined. The effect of these contingent events will change the conversion ratio of Series A, resulting in a beneficial conversion to the shareholders of Series A. Series A converts into common shares upon the closing of a public offering of the Company’s common shares in which the proceeds exceed $20,000,000 and a price per share of at least $5.00. In addition, Series A converts into common stock upon the vote of at least 75% of the then outstanding shares of preferred stock.

Voting Rights

Series A shareholders are entitled to a number of votes equal to the number of shares of common stock into which the shares of Series A is convertible.

Dividend Rights

Cumulative dividends shall accrue daily at a rate per annum of $0.08 per share and commence on the date of issuance. Dividends shall accrue in preference to the holders of any shares of any other class of capital stock. Dividends accrue whether or not declared by the board of directors. Dividends are paid in cash and become payable when and if declared by the board of directors.

Liquidation Preferences

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the then outstanding shares of preferred stock have preference in liquidation to shareholders of common stock. Series A shareholders are entitled to a liquidation preference, on a pari passu basis,

F-14	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

equal to $1.00 per share, as adjusted for certain dilutive events as defined in the agreement, plus all accrued and unpaid dividends. In the event the net assets of the Company to be distributed among the preferred stock shareholders is insufficient to provide the defined liquidation preference, then the entire net assets of the Company shall be distributed ratably among the preferred stock shareholders with equal priority and pro rata in proportion to the full preferential amount each share of preferred stock would otherwise be entitled. If any net assets of the Company are available for distribution after preferred stock liquidation payments, the holders of preferred stock, on an as converted basis, shall share ratably in the distribution of the remaining net assets of Company with the holders of common stock.

Redemption

At any time after September 30, 2008, Series A may be redeemed upon a vote of at least 75% of the then outstanding shares of preferred stock. At such election of the preferred stockholders, the Company would be required to redeem Series A at a redemption price equal to the liquidation preference plus any accrued and unpaid dividends, payable in four annual installments, commencing on September 30, 2008.

The Company is accreting the value of Series A to redemption value from the date issuance through the first date of redemption. During 2004, the Company accreted to redemption value Series A by $506,235, which was comprised of accrued dividends in the amounts of $484,167 and issuance costs in the amounts of $22,068.

Series B Redeemable Convertible Preferred Stock

On February 27, 2004, the Company issued 4,812,500 shares of its Series B Redeemable Convertible Preferred Stock (Series B) in exchange for proceeds of $6,936,903, net of issuance costs of $63,097.

Conversion

Series B is convertible into common stock at anytime at the option of the holder. The conversion price for each share of Series B is the original issuance price, adjustable for certain dilutive events, as defined in the agreement. Series B shareholders are entitled to certain conversion rights resulting from specific contingent events, as defined. The effect of these contingent events will change the conversion ratio of Series B, resulting in a beneficial conversion to the shareholders of Series B. Series B converts into common shares upon the closing of a public offering of the Company’s common shares in which the proceeds exceed $20,000,000 and a price per share of at least $5.00. In addition, Series B converts into common stock upon the vote of at least 75% of the then outstanding shares of preferred stock.

Voting Rights

Series B shareholders are entitled to a number of votes equal to the number of shares of common stock into which the shares of Series B is convertible.

Dividend Rights

Cumulative dividends shall accrue daily at a rate per annum of $0.116 per share and commence on the date of issuance. Dividends shall accrue in preference to the holders of any shares of any other class of capital stock. Dividends accrue whether or not declared by the board of directors. Dividends are paid in cash and become payable when and if declared by the board of directors.

F-15	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

Liquidation Preferences

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the then outstanding shares of preferred stock have preference in liquidation to shareholders of common stock. Series B shareholders are entitled to a liquidation preference, on a pari passu basis, equal to $1.45 per share, as adjusted for certain dilutive events as defined in the agreement, plus all accrued and unpaid dividends. In the event the net assets of the Company to be distributed among the preferred stock shareholders is insufficient to provide the defined liquidation preference, then the entire net assets of the Company shall be distributed ratably among the preferred stock shareholders with equal priority and pro rata in proportion to the full preferential amount each share of preferred stock would otherwise be entitled. If any net assets of the Company are available for distribution after preferred stock liquidation payments, the holders of preferred stock, on an as converted basis, shall share ratably in the distribution of the remaining net assets of Company with the holders of common stock.

Redemption

At any time after September 30, 2008, Series B may be redeemed upon a vote of at least 75% of the then outstanding shares of preferred stock. At such election of the preferred stockholders, the Company would be required to redeem the Series B at a redemption price equal to the liquidation preference plus any accrued and unpaid dividends, payable in four annual installments, commencing on September 30, 2008.

The Company is accreting the value of Series B to redemption value from the date issuance through the first date of redemption. During 2004, the Company accreted to redemption value Series B by $487,488 which was comprised of accrued dividends in the amount of $479,370 and issuance costs in the amounts of $8,118.

(9)	Stockholders’ Deficit

(a)	Common Stock and Restricted Common Stock

The Company began operations on June 1, 1998 as a Limited Liability Company. The Company incorporated in the State of Delaware on February 20, 2001 and on March 15, 2001, the Company issued 4,345,000 shares of its $0.0001 par value common stock to its founders for $30,000 in aggregate consideration. The Company completed its conversion to a C Corporation on April 16, 2001 and distributed its assets, with the exception of fixed assets, and liabilities to its partners. These assets and liabilities were contributed to a newly formed entity which is a C Corporation.

In connection with the issuance of Series A preferred shares, on October 8, 2002, the date of closing, the founders entered into an agreement to restrict 50% (or 2,172,500) of their common shares, which are to be held in escrow by the Company and released on a quarterly basis for a period of two years from closing. Based on the terms of these agreements, 271,564 shares are released from escrow and returned to the founders beginning December 31, 2002 and continuing each quarter through September 30, 2004. As of December 31, 2004, no common shares remained in escrow under this agreement.

(b)	Stock Option Plan

During 2002, the Company’s board of directors approved the 2002 Stock Option and Incentive Plan (the Plan), to provide stock options and other equity interests in the Company to employees, officers, directors, consultants, and advisors of the Company to purchase a maximum of 4,125,000 shares of Common Stock. Awards are granted to employees of the Company with exercise prices not less than

F-16	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

the fair market value of the Company’s common shares on the date of grant, as determined by the board of directors. These options typically vest over a four-year period and have a maximum term of ten years. The Plan allows for the issuance of incentive stock options (ISO) to employees of the Company, as well as nonqualifying stock options and other equity awards, as to be determined by the board of directors.

The Company performed a retrospective valuation of its common stock for a period of 12 months prior to its acquisition by Altiris. The fair value of the Company’s common stock was determined by the Company using the market and income approaches.

In connection with the issuances of stock options granted to employees in 2004 and the Company’s retrospective valuation, the Company recorded deferred compensation of $1,191,794 which represents the excess of the fair value of the common stock on the date of grant over the exercise price. At December 31, 2004, the Company had deferred compensation of $1,052,073 which represents unamortized compensation costs that will be recognized straight-line over the remaining vesting period of the underlying stock options. For the year ended December 31, 2004, the Company recorded amortization of deferred stock-based compensation of $139,721.

Stock option activity is summarized as follows:

	Number of shares	Weighted average exercise price
Outstanding options at December 31, 2003	2,912,500	0.10
Granted	782,500	0.16
Canceled	(294,563)	0.10
Exercised	(175,311)	0.10

Outstanding options at December 31, 2004	3,225,126	$0.11

At December 31, 2004, 574,563 shares of authorized but unissued common stock were reserved and available for granting additional options.

Exercise price	Number of options	Weighted average exercise price per share	Weighted average remaining contractual life (in years)	Number of shares exercisable	Weighted average exercise price per share exercisable
$0.10	2,511,626	$0.10	8.04	621,657	$0.10
0.15	621,500	0.15	9.49	13,625	0.15
0.30	92,000	0.30	10.00	—	—

	3,225,126	$0.12	8.38	635,282	$0.10

F-17	(Continued)

PEDESTAL SOFTWARE, INC.

Notes to Consolidated Financial Statements

December 31, 2004

(10)	Significant Customers

For the year ended December 31, 2004, one customer comprised 19% of the Company’s revenues.

(11)	Subsequent Event

On March 23, 2005, Pedestal entered into an Agreement and Plan of Merger with Altiris, Inc., a publicly held entity, to be acquired for approximately $65 million in cash. The merger is expected to close on March 29, 2005.

F-18

ALTIRIS, INC. AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of December 31, 2004	PF-3

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 2004	PF-4

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements	PF-5

ALTIRIS, INC AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction to Pro Forma Financial Information

On March 29, 2005, Altiris, Inc. (Altiris) acquired Pedestal Software, Inc. (Pedestal). The acquisition was completed pursuant to an Agreement and Plan of Merger dated as of March 23, 2005 and was accounted for under the purchase method of accounting. Based on the number of shares outstanding of Pedestal capital stock and options outstanding as of March 29, 2005, Altiris made a cash payment of approximately $67.7 million and issued options valued at approximately $6.3 million. Together with direct merger costs of $2.8 million, this resulted in an aggregate purchase price of approximately $76.8 million.

The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the merger of Altiris and Pedestal, using the purchase method of accounting, and the assumptions and adjustments to reflect the preliminary allocation of purchase price to the acquired assets and assumed liabilities of Pedestal described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2004 has been prepared by combining the historical audited consolidated balance sheet data of Altiris and Pedestal as of December 31, 2004 as if the merger transaction had been consummated on that date. The unaudited pro forma combined condensed statement of operations of Altiris and Pedestal for the year ended December 31, 2004 has been prepared using the audited consolidated statements of operations data for Altiris and Pedestal for the year ended December 31, 2004 as if the merger transaction had been consummated on January 1, 2004. The unaudited pro forma combined condensed consolidated statement of operations has been prepared excluding in-process research and development of $1.6 million.

Reclassifications have been made to the historical consolidated statement of operations of Pedestal for the year ended December 31, 2004 to conform to Altiris’ presentation.

These unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred on January 1, 2004 for statement of operations purposes and as of December 31, 2004 for balance sheet purposes, nor are they necessarily indicative of the future financial position or results of operations. These statements do not reflect any additional costs or cost savings resulting from the acquisition.

These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Altiris filed on Forms 10-K and the historical consolidated financial statements of Pedestal included in this filing beginning on page F-1.

ALTIRIS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of December 31, 2004

	Historical		Pro Forma
	Altiris	Pedestal	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$122,988,000	$4,808,000	$(67,662,000	) A	$60,134,000
Available-for-sale securities	60,459,000	—	—		60,459,000
Accounts receivable, net	40,056,000	2,016,000	—		42,072,000
Prepaid expenses and other current assets	4,171,000	142,000	—		4,313,000
Deferred tax asset	1,757,000	—	—		1,757,000

Total current assets	229,431,000	6,966,000	(67,662,000)		168,735,000
Property and equipment, net	5,713,000	356,000	(185,000	) B	5,884,000
Intangible assets, net	26,516,000	—	19,670,000	C	46,186,000
Goodwill	16,425,000	—	49,209,000	D	65,634,000
Other assets	157,000	210,000	—		367,000

Total assets	$278,242,000	$7,532,000	$1,032,000		$286,806,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$994,000	$—	$—		$994,000
Accounts payable	2,661,000	292,000	—		2,953,000
Accrued salaries and benefits	12,106,000	921,000	—		13,027,000
Other accrued expenses	13,951,000	182,000	2,799,000	E	16,932,000
Deferred revenue	38,007,000	1,609,000	(959,000	) F	38,657,000

Total current liabilities	67,719,000	3,004,000	1,840,000		72,563,000
Capital lease obligations, net of current portion	871,000	—	—		871,000
Long-term liabilities	—	31,000	—		31,000
Deferred tax liability	2,755,000	—	3,893,000	G	6,648,000
Deferred revenue, non-current	4,689,000	—	—		4,689,000

Total liabilities	76,034,000	3,035,000	5,733,000		84,802,000

Redeemable convertible preferred stock	—	13,642,000	(13,642,000	) H	—

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	3,000	—	—	H	3,000
Additional paid-in capital	194,789,000	216,000	(216,000	) H	194,789,000
			6,318,000	I	6,318,000
Deferred compensation	(255,000)	(1,052,000)	1,052,000	H	(255,000)
			(4,922,000	) I	(4,922,000)
Accumulated other comprehensive income	444,000	(6,000)	6,000	H	444,000
Accumulated income (deficit)	7,227,000	(8,303,000)	8,303,000	H	7,227,000
			(1,600,000	) J	(1,600,000)

Total stockholders’ equity	202,208,000	(9,145,000)	(8,941,000)		202,004,000

Total liabilities and stockholders’ equity	$278,242,000	$7,532,000	$1,032,000		$286,806,000

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

ALTIRIS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended

December 31, 2004

	Historical		Pro Forma
	Altiris	Pedestal	Adjustments		Consolidated
Revenue:
Software	$105,601,000	$4,061,000	$—		$109,662,000
Services	60,964,000	1,097,000	—		62,061,000

Total revenue	166,565,000	5,158,000	—		171,723,000

Cost of revenue:
Software	1,162,000	7,000			1,169,000
Amortization of acquired intellectual property	4,907,000	—	2,748,000	A	7,655,000
Services	20,654,000	324,000	—		20,978,000

Total cost of revenue	26,723,000	331,000	2,748,000		29,802,000

Gross profit	139,842,000	4,827,000	(2,748,000)		141,921,000

Operating expenses:
Sales and marketing	65,643,000	5,077,000	—		70,720,000
Research and development	31,414,000	2,229,000	—		33,643,000
General and administrative	14,718,000	1,157,000	(73,000	) B	15,802,000
Amortization of intangible assets	2,725,000	—	842,000	A	3,567,000
Stock-based compensation	613,000	140,000	2,594,000	C	3,347,000

Total operating expenses	115,113,000	8,603,000	3,363,000		127,079,000

Income (Loss) from operations	24,729,000	(3,776,000)	(6,111,000)		14,842,000

Other income (expense):
Interest income (expense), net	2,088,000	48,000	(621,000	) D	1,515,000
Other income (expense), net	559,000	—	—		559,000

Other income (expense), net	2,647,000	48,000	(621,000)		2,074,000

Income (Loss) before income taxes	27,376,000	(3,728,000)	(6,732,000)		16,916,000
Provision for income taxes	(10,652,000)	(5,000)	1,454,000	E	(9,203,000)

Net income (loss)	$16,724,000	$(3,733,000)	$(5,278,000)		$7,713,000

Basic net income per share	$0.63				$0.29

Diluted net income per share	$0.61				$0.28

Basic shares	26,661,532				26,661,532

Diluted shares	27,539,369		161,223	F	27,700,592

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.	Purchase Price

The unaudited pro forma combined condensed financial statements reflect a purchase price of approximately $76.8 million. The total purchase price of the Pedestal merger is as follows (in thousands):

Cash	$67,662
Fair value of Altiris options issued	6,318
Direct merger costs incurred by Altiris	1,549
Direct merger costs incurred by Pedestal, to be paid by Altiris	1,249

Total purchase price	$76,778

Under the purchase method of accounting, the total purchase price was allocated to Pedestal net tangible (assets and liabilities) and intangible assets based upon their estimated fair values as of the acquisition date. Altiris engaged a third party to prepare a valuation of the intangible assets acquired which Altiris utilized to prepare the allocation of the purchase price. Altiris has not yet determined the final allocation of the purchase price, and, accordingly, the amounts shown below may differ from the final allocation. The following allocation of the purchase price is presented as if the acquisition was consummated on December 31, 2004 (in thousands):

Tangible assets	$7,346
Deferred tax asset	3,778
Liabilities assumed	(2,076)
Deferred tax liability	(7,671)
In-process research and development	1,600
Non-compete agreements	500
Developed technology	16,500
Trademark and trade name	270
Customer relationships	2,400
Goodwill	49,209
Unearned stock-based compensation	4,922

Total purchase price	$76,778

In accordance with accounting principles generally accepted in the United States of America, Altiris would record a deferred tax asset of $3.8 million for the acquired deferred tax assets relating to net operating loss and tax credit carryforwards for tax purposes acquired in the acquisition. In addition, a deferred tax liability of $7.7 million would be recorded for the difference between the assigned values and the tax bases of the intellectual property assets acquired in the acquisition.

Amortizable intangible assets of $19.7 million consist of non-compete agreements, developed technology, trademark and trade name, and customer relationships. The weighted average amortization period of non-compete agreements is 24 months. The weighted average amortization period of developed technology is 60 months. The weighted average amortization period of customer relationships is 120 months. The weighted average amortization period of trademark and trade name is 12 months. The total weighted average amortization period of all intangible assets is 66 months. All intangible assets, except for the customer list, will be amortized on a straight-line basis over their useful lives which best represents the distribution of the economic value of the intangible assets. The customer list will be recognized on an accelerated basis that best represents the distribution of the economic value of the customer list.

Goodwill of $49.2 million represents the excess of the purchase price over the fair market value of the net tangible and identifiable intangible assets acquired. Goodwill will not be amortized but will be tested for impairment at least annually in accordance with Altiris’ policy on impairment analysis.

The acquired in-process research and development of $1.6 million would be charged to the consolidated statement of operations on the acquisition date because technological feasibility had not been established and no future alternative uses existed. In-process research and development is related to the next generation of Pedestal’s SecurityExpressions software products including changes to existing applications and the addition of new applications. The value of in-process research and development is determined through the discounted cash flow approach. The expected future cash flow attributable to the in-process technology was discounted at 22%. This rate takes into account that the product leverages core and current technology found in the versions of the software, the increasing complexity and criticality of distributed software applications, the demand for faster turnaround of new distributed applications and enhancements, the expected growth in the industry, the continuing introduction of new functionality into the products, and the percentage of completion.

In conjunction with the acquisition of Pedestal, Altiris would also record unearned stock-based compensation totaling $4.9 million, which represents the intrinsic value of 257,216 unvested options to purchase Altiris common stock that were issued in exchange for Pedestal unvested stock options. These options had an exercise price ranging from $0.75 to $2.25 for a weighted average exercise price of $1.00. This amount is included as part of the total fair value of Altiris options to be issued of $6.3 million using the Black-Scholes option pricing model, calculated using the closing price of Altiris stock on March 29, 2005.

2.	Reclassifications

The historical consolidated statement of operations of Pedestal for the year ended December 31, 2004 reflects reclassifications to conform to the presentation as provided on the consolidated statement of operations of Altiris. The reclassifications consist of total revenues being reclassified among software and services revenue and selling, general, and administrative expenses being reclassified among sales and marketing expenses, general and administrative expenses, and deferred compensation expense.

3.	Pro Forma Adjustments

The following are adjustments reflected in the unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2004:

A.	To adjust cash and cash equivalents for the cash consideration paid by Altiris as part of the acquisition.

B.	To adjust property and equipment values to fair value.

C.	To record identifiable intangible assets related to the acquisition.

D.	To record goodwill related to the acquisition.

E.	To record estimated direct merger costs incurred by Altiris and estimated direct merger costs incurred by Pedestal and to be paid by Altiris.

F.	To adjust Pedestal deferred revenue to estimated fair value.

G.	To record deferred tax liability associated with the intangible assets acquired, net of the deferred tax asset associated with net operating losses from Pedestal.

H.	To eliminate the historical preferred stock balances and stockholders’ equity accounts of Pedestal.

I.	To record the fair value of 257,216 Altiris stock options issued in exchange for Pedestal stock options as part of the acquisition and the unearned stock-based compensation of Altiris stock options issued in exchange for Pedestal unvested stock options as part of the acquisition.

J.	To record the write-off of in-process research and development.

The followings are adjustments reflected in the unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2004:

A.	To reflect the amortization of identifiable intangible assets resulting from the acquisition.

B.	To reflect the decrease in depreciation resulting in the adjustment to the fair values of property and equipment.

C.	To record the amortization of the unearned stock-based compensation calculated using straight-line method. The weighted average remaining vesting period of unvested employee stock options approximates nine and a half quarters.

D.	To adjust interest income for cash consideration used in the acquisition.

E.	To adjust provision for taxes to reflect the impact of the pro forma adjustments using the Federal and State statutory tax rates.

F.	To record the dilutive effect of additional options to purchase Altiris common stock issued in exchange for the outstanding Pedestal options.